ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20140515142-35
Filing Date and Time 07/18/2014 6:23 AM
Entity Number E0370262014-7

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation:	CONVERSATION INSTITUTE, INC.

2.	Registered Agent for Service of Process:	INCORP SERVICES, INC.

3.	Authorized Stock:	Number of shares with par value: 200,000,000

Par value per share: $0.0010

Number of shares without par value: 0

4.	Names and Addresses of the	PREEYA BOONKHAMPHA

Board of Directors/Trustees:	2360 Corporate Circle – Suite 400 Henderson – NV Zipcode : 89074-7739

5.	Purpose:	To develop an online English School

7. Names, Address	INCORP SERVICES, INC.

and Signature of Incorporator:	2360 Corporate Circle – Suite 400 Henderson – NV Zipcode : 89074-7739	/s/ INCORP SERVICES, INC.

8.	Certificate of	I hereby accept appointment as Registered Agent for the above

Acceptance of	named Entity.	7/18/ 2014

Appointment of	/s/ INCORP SERVICES, INC.	Date

Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity